EXHIBIT 32.1

BEA SYSTEMS, INC.

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the SarbanesOxley Act of 2002

In connection with the periodic report of BEA Systems, Inc. (the “Company”) on Form 10-K for the year ended January 31, 2004 as filed with the Securities and Exchange Commission (the “Report”), I, Alfred S. Chuang, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: April 14, 2004

/s/ ALFRED S. CHUANG

Alfred S. Chuang
Chief Executive Officer